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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in amendment no. 3 to the registration statement on Form S-2 (No. 333-39803) and related prospectus of Boddie-Noell Properties, Inc. for the registration of 2,800,000 shares of its common stock and to the inclusion and incorporation by reference therein of our report dated January 9, 1997, with respect to the financial statements and schedule of Boddie-Noell Properties, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission and the inclusion of our report dated September 12, 1997, with respect to the Combined Statement of Revenue and Certain Operating Expenses of Acquired Properties for the year ended December 31, 1996.

                                         /s/ Ernst & Young LLP

Raleigh, North Carolina
December 15, 1997